Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Stericycle, Inc. 2008 Incentive Stock Plan, of our reports dated February 27, 2008, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and Subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Stericycle, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
August 8, 2008
Chicago, Illinois

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